UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a) and (b). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

With the election of Mr. Dyke as an independent director, as described in Item 5.02(d) below, Ampex Corporation (the “Company”) has regained compliance with Nasdaq’s independent director requirement as set forth in Nasdaq Marketplace Rule 4350. Rule 4350 requires that a majority of the Company’s Board of Directors be comprised of independent directors. The Company previously reported this non-compliance (which resulted from an agreement entered into in May 2007 between the Company and M·CAM, Inc., an entity in which one of the Company’s other directors had an interest and was therefore determined no longer to qualify as independent) in its Form 8-K filings on May 29, and June 19, 2007. Nasdaq granted the Company until the earlier of May 29, 2008 or the date of the Company’s next Annual Meeting of Stockholders, which is expected to be held in May 2008 (the “2008 Annual Meeting”), to regain compliance with the Nasdaq rules. Following Mr. Dyke’s election, the Company’s Board is comprised of seven directors, four of whom are “independent” within the meaning of the Nasdaq rules.

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2007, the Company announced that it has appointed Charles W. (“Bill”) Dyke as a member of its Board of Directors. Mr. Dyke was elected at a meeting of the Company’s Board held on July 23, 2007. At the meeting, the Board increased the size of its Board to seven members, adding a new director position in Class II, and determined that Mr. Dyke qualifies as an “independent” director, within the meaning of the Nasdaq rules. Mr. Dyke will serve as a Class II director, to fill the vacancy created by the new position in that class, until the 2008 Annual Meeting. He will also serve on the Audit, Compensation, Nominating and Corporate Governance, Stock Incentive Plan and Stock Bonus Plan Committees of the Company’s Board of Directors. In connection with his election to the Board, the Company awarded to Mr. Dyke 1,000 restricted shares of its Class A Common Stock under the Company’s 2000 Stock Bonus Plan, as amended. The shares will vest in full on the date of the 2008 Annual Meeting.

Mr. Dyke retired from the U.S. Army as a Lieutenant General in 1988, after more than 34 years of service as a soldier, infantry officer, operations and planning staff officer at the unit, theater and national levels, and in high-level political-military assignments. He is currently the Chairman and CEO of International Technology & Trade Associates, Inc. (“ITTA”), which he founded in 1989. ITTA, located in Washington, DC, is an international business consulting firm involved in developing and managing high technology trade and investment for its clients. Mr. Dyke also serves as a director of Ampex Data Systems Corporation, a subsidiary of the Company, and as a director of the George C. Marshall Foundation.

A copy of the Company’s press release dated July 26, 2007 is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Ampex Corporation dated July 26, 2007.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Name:	Joel D. Talcott
Title:	Vice President

Date: July 26, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release of Ampex Corporation dated July 26, 2007.

*	Filed herewith.